UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1275 Harbor Bay Parkway
Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)   On October 10, 2006, the Board of Directors (the “Board”) of UTStarcom, Inc., a Delaware corporation (the “Company”) appointed Ying Wu, Chief Executive Officer of the Company’s China operations and Vice Chairman of the Board, to oversee the Company’s efforts to explore a variety of strategic alternatives to enhance stockholder value under the direction of the Special Committee established by the Board in connection with these efforts.  In connection with this responsibility, Mr. Ying will not assume the position of the Company’s Chief Executive Officer on January 1, 2007 as previously reported in the Company’s current report on Form 8-K dated May 5, 2006 and filed with the Securities and Exchange Commission on May 11, 2006.  The information regarding Mr. Wu’s role in the Company’s exploration of strategic alternatives and future leadership of the Company is contained in the press release dated October 11, 2006 and attached to this Form 8-K as Exhibit 99.1, which is incorporated by reference into this current report.

Item 8.01 Other Events.

On October 11, 2006, the Company issued a press release entitled “UTStarcom Explores Strategic Alternatives to Enhance Stockholder Value.”  The press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this current report.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

99.1                           Press release entitled “UTStarcom Explores Strategic Alternatives to Enhance Stockholder Value.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: October 16, 2006	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
99.1	Press Release entitled “UTStarcom Explores Strategic Alternatives to Enhance Stockholder Value.”